UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

February 28, 2014

Date of Report (Date of earliest event reported)

SYCAMORE NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27273	04-3410558
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

220 Mill Road

Chelmsford, MA 01824

(Address of principal executive offices)

(Zip code)

Registrant’s telephone number, including area code: (978) 250-2900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01: Completion of Acquisition or Disposition of Assets

On February 28, 2014, Sycamore Networks, Inc. (“Sycamore”) completed the previously announced sale to Dragon Intellectual Property, LLC (“Dragon”) of Sycamore’s portfolio of 40 patents and two patent applications (the “Patents”) pursuant to that certain Patent Sale Agreement by and between Dragon and Sycamore dated January 31, 2014 (the “Agreement”) for $2.0 million. The Patents relate to the Intelligent Bandwidth Management business in which Sycamore was engaged prior to February 1, 2013.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is attached as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 9.01: Financial Statements and Exhibits

Exhibit Number	Description

2.1	Patent Sale Agreement by and between Dragon Intellectual Property, LLC and Sycamore Networks, Inc. dated January 31, 2014. (Incorporated by reference to Sycamore’s Current Report on Form 8-K filed on February 5, 2014)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sycamore Networks, Inc.

By:	/s/ David Guerrera
David Guerrera
President, General Counsel and Secretary
(Duly Authorized Officer and Principal Executive Officer)

Dated: March 4, 2014